UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	June 30, 2016

Weyland Tech, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51815	46-5057897
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9/F, The Wellington
198 Wellington Street, Central
Hong Kong HKSAR
(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code	+852 9316 6780

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEMS TO BE INCLUDED IN THIS REPORT

Item 8.01. Other Events

On June 30, 2016, Weyland Tech, Inc. issued a press release. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated in this Item 8.01 by reference.

This press release announced that it has signed a Master Service Agreement (“MSA”) with Orient Asia Pacific Limited. (“OAP"), for the Indonesia market.

OAP will market CreateApp products in Indonesia under the CreateApp Indonesia brand.  Together with its regional and in-country partners in payment, distribution logistics and eCommerce fulfilment, OAP will deploy Createapp mobile enabler applications in a unified end-to-end supply chain process to benefit merchants and customers in expanded markets some of which could not be as effectively accessed hitherto. OAP will also target specific community groups to further their businesses through mobile channels.

Terms of the MSA are confidential for competitive reasons.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

99.1  Press release, dated June 30, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEYLAND TECH INC.

Dated: June 30, 2016	By: /s/ Brent Y. Suen
Name: Brent Y. Suen
Title: President & CEO